EXHIBIT 99.1

Solar Capital Ltd. Announces Quarter Ended June 30, 2020 Financial Results; Declares Quarterly Distribution of $0.41 Per Share for Q3, 2020

Reports Net Asset Value Per Share Increase of 4.5%

Net Debt-to-Equity of 0.59x

100% of Portfolio Performing

NEW YORK, Aug. 04, 2020 (GLOBE NEWSWIRE) -- Solar Capital Ltd. (NASDAQ: SLRC) (the “Company” or “Solar Capital”), today reported net investment income of $14.2 million, or $0.34 per share, for the second quarter 2020.

At June 30, 2020, net asset value (NAV) was $20.11 per share, an increase of 4.5% from March 31, 2020.

As of June 30, 2020, the Company’s portfolio was 100% performing.

The Board declared a third quarter distribution of $0.41 per share payable on October 2, 2020 to stockholders of record as of September 17, 2020. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS

At June 30, 2020:

Comprehensive Investment portfolio* fair value: $1.58 billion
Number of portfolio companies: 183
Net assets: $849.8 million
Net asset value per share: $20.11
Net debt-to-equity: 0.59x
Available capital**: $815 million, subject to borrowing base availability

Comprehensive Investment Portfolio Activity*** for the Quarter Ended June 30, 2020:

Investments made during the quarter: $103.2 million
Investments prepaid and sold during the quarter: $118.4 million

Operating Results for the Quarter Ended June 30, 2020:

Net investment income: $14.2 million
Net investment income per share: $0.34
Net realized and unrealized gain: $39.8 million
Net increase in net assets from operations: $54.0 million
Earnings per share: $1.28

* The Comprehensive Investment Portfolio is comprised of Solar Capital Ltd.’s investment portfolio, Crystal Financial’s full portfolio (including its ownership of its SBIC), and NEF Holdings, LLC’s (“NEF”) full portfolio and excludes the fair value of the equity interests in Crystal Financial and NEF.

** Please see Liquidity and Capital Resources.

*** Includes investment activity through Crystal Financial (including its ownership of its SBIC), and NEF.

“The combination of our specialty finance businesses and focus on first lien senior secured investments in defensive industries has resulted in a diversified portfolio that is 100% performing at June 30, 2020. We believe we are well positioned to weather the current crisis,” said Michael Gross, Co-CEO of Solar Capital. “At quarter end, over 80% of our comprehensive portfolio was invested in loans in our asset-based and specialty finance strategies with collateral support which should provide meaningful downside protection.”

“The conservative management of our assets and liabilities has resulted in a solid portfolio foundation, a stable funding profile, low leverage, strong liquidity, and favorable positioning to make new investments,” said Bruce Spohler, Co-CEO of Solar Capital. “Our pipeline of investments as well as new specialty finance platform acquisition opportunities is expanding. Together with our significant available capital, we expect to grow our net investment income in the coming quarters.”

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Wednesday, August 5, 2020. All interested parties may participate in the conference call by dialing (844) 889-7786 approximately 5-10 minutes prior to the call, international callers should dial (661) 378-9930. Participants should reference Solar Capital Ltd. and the participant passcode of 6667784 when prompted. A telephone replay will be available until August 19, 2020 and can be accessed by dialing (855) 859-2056 and using the passcode 6667784. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Capital’s website, www.solarcapltd.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio

Investment Activity

During the three months ended June 30, 2020, Solar Capital had total originations of $103.2 million and repayments and amortization of $118.4 million across its four core business units: cash flow, asset-based, equipment finance, and life science lending, resulting in a net portfolio reduction of $15.2 million to the comprehensive portfolio.

The investment activity of our Comprehensive Investment Portfolio for the quarter ended June 30, 2020 was as follows:

Comprehensive Investment Portfolio Activity(1) Q2 2020 (in millions)
Asset Class	Cash Flow Loans	Asset-based Loans / Crystal Financial(2)	Equipment Financings / NEF(3)	Life Science Loans	Total Portfolio Activity
Originations	$6.3	$56.6	$7.8	$32.5	$103.2
Repayments / Amortization	$7.4	$91.9	$17.6	$1.5	$118.4
Net Portfolio Activity	($1.1)	($35.3)	($9.8)	$31.0	($15.2)

(1) Portfolio activity includes gross originations/repayments across each business unit.
(2) Includes Crystal Financial’s full portfolio (and its ownership of its SBIC) and asset-based loans on the Company’s balance sheet.
(3) Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet.

Portfolio Composition

Our Comprehensive Investment Portfolio composition by business unit at June 30, 2020 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset Yield
	($mm)%
Cash Flow Senior Secured Loans	$305.5	19.4%	8.6%(5)
Asset-Based Senior Secured Loans / Crystal Financial(1)	$586.9	37.2%	10.2%(6)
Equipment Senior Secured Financings / NEF(2)	$349.9	22.2%	10.4%(7)
Life Science Senior Secured Loans	$318.0	20.2%	9.8%(8)
Total Senior Secured Loans	$1,560.3	99.0%	9.9%
Equity and Equity-like Securities(3)	$16.0	1.0%
Total Comprehensive Investment Portfolio	$1,576.3	100.0%
Floating Rate Investments(4)	$1,205.4	76.9%
First Lien Senior Secured Loans	$1,443.2	91.6%
Second Lien Senior Secured Cash Flow Loans	$61.0	3.9%
Second Lien Senior Secured Asset-Based Loans	$56.0	3.6%

(1) Includes Crystal Financial’s full portfolio, including the Company’s pro rata ownership of Crystal’s SBIC, and asset-based loans on the Company’s balance sheet.
(2) Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet.
(3) Excludes Crystal and NEF, which distribute quarterly cash dividends to the Company.
(4) Floating rate investments calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with NEF and are short in duration with average hold periods of 2.5 years. Additionally, NEF seeks to match-fund its fixed rate assets with fixed rate liabilities.
(5) Represents the weighted average of each individual loan’s yield to maturity based on fair market value at June 30, 2020.
(6) Represents the weighted average of each individual loan’s internal rate of return for loans held at Crystal Financial and yield to maturity for loans held by SLRC.
(7) Represents the weighted average of each individual loan’s yield to maturity (excluding residual upside on tax leases). Loans held on SLRC’s balance sheet based on fair value and loans owned within NEF Holdings based on par.
(8) Represents the weighted average of each individual loan’s yield to maturity based on fair value at June 30, 2020 (excluding exit fees and warrants).

The Comprehensive Investment Portfolio is diversified across approximately 183 unique borrowers in over 80 industries and with an average exposure of $8.6 million, or 0.5% per issuer.

At June 30, 2020, 99.0% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans, comprised of 91.6% first lien senior secured loans and approximately 7.5% second lien senior secured loans of which 3.9% were second lien cash flow loans and 3.6% were second lien asset-based loans.

The weighted average yield at fair value of all income-producing investments in the Comprehensive Portfolio was 9.9% at June 30, 2020.

Solar Capital Ltd. Portfolio

Asset Quality

As of June 30, 2020, 100% on a fair value basis and cost basis of the Company’s portfolio was performing, with no investments on non-accrual status at quarter end.

The Company puts its greatest emphasis on risk mitigation and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of June 30, 2020, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value ($mm)	% of Total Portfolio
1	$213.0	15.7%
2	$1,045.2	76.9%
3	$101.0	7.4%
4	$0.8	>0.0%

Investment Income Contribution by Business Unit

Business Unit Contribution to Gross Investment Income Q2 2020 (in millions)
For the Period:	Cash Flow Lending(1)	Asset-based Lending / Crystal Financial(2)	Equipment Financing / NEF(3)	Life Science Lending	Total
Q2 2020	$6.9	$9.0	$4.6	$8.1	$28.6
% Contribution	24.0%	31.4%	16.2%	28.4%	100%

(1) Includes interest income/fees from cash flow loans on balance sheet.
(2) Includes interest income/fees from asset based loans on balance sheet and distributions from Crystal Financial.
(3) Includes interest income/fees from equipment financings on balance sheet and distributions from NEF Holdings.

Solar Capital Ltd.’s Results of Operations for the Quarter Ended June 30, 2020 compared to the Quarter Ended June 30, 2019.

Investment Income

For the fiscal quarters ended June 30, 2020 and 2019, gross investment income totaled $28.6 million and $38.7 million, respectively. The decrease in gross investment income for the year over year period was generally due to a decrease in the size of the income-producing portfolio and the decline in the base reference rate.

For the quarter ended June 30, 2020 cash interest and dividends represented over 95% of the Company’s $28.6 million Q2 2020 gross investment income.

Expenses

Expenses totaled $14.4 million and $20.3 million, respectively, for the quarters ended June 30, 2020 and 2019. The decrease in expenses for the year over year period was primarily due to lower management and incentive fees resulting from a reduction in portfolio yield on a smaller income producing investment portfolio on average.

Net Investment Income

The Company’s net investment income totaled $14.2 million and $18.4 million, or $0.34 and $0.44 per average share, respectively, for the fiscal quarters ended June 30, 2020 and 2019.

Net Realized and Unrealized Gain

Net realized and unrealized gains for the fiscal quarters ended June 30, 2020 and 2019 totaled $39.8 million and $1.2 million, respectively.

Net Increase in Net Assets Resulting From Operations

For the quarters ended June 30, 2020 and 2019, the Company had a net increase in net assets resulting from operations of $54.0 million and $19.6 million, respectively. For the quarters ended June 30, 2020 and 2019, earnings per average share were $1.28 and $0.46, respectively.

Liquidity and Capital Resources

Unsecured Debt

At June 30, 2020, approximately 86% of the Company’s funded debt, or $446 million, was comprised of fixed rate unsecured notes.

Credit Facilities and Available Capital

At June 30, 2020, the Company had no borrowings under its $545 million and $50 million revolving credit facilities and had approximately $18 million in cash on hand. When including undrawn capital on the Crystal and NEF Holdings, LLC non-recourse credit facilities, total available capital is $815 million, subject to borrowing base availability at June 30, 2020.

Leverage

On June 30, 2020, the Company’s net debt-to-equity was 0.59x. Solar Capital’s current leverage provides a significant cushion to its regulatory asset coverage limit of 2.0x debt-to-equity as well as its target leverage ratio of 0.9x – 1.25x.

Unfunded Revolver Commitments

At June 30, 2020, Solar Capital had unfunded revolver commitments of approximately $17 million that can be fully drawn by the borrowers.

Financial Statements and Tables

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	June 30, 2020 (unaudited)	December 31, 2019
Assets
Investments at fair value:
Companies less than 5% owned (cost: $885,242 and $989,564, respectively)	$866,575	$970,821
Companies more than 25% owned (cost: $511,835 and $513,119, respectively)	493,432	524,003
Cash	18,170	16,783
Cash equivalents (cost: $549,904 and $419,571, respectively)	549,904	419,571
Dividends receivable	6,194	10,488
Interest receivable	6,384	5,401
Receivable for investments sold	1,651	2,207
Prepaid expenses and other assets	764	615

Total assets	$1,943,074	$1,949,889

Liabilities
Debt ($521,000 and $593,900 face amounts, respectively, reported net of unamortized debt issuance costs of $6,220 and $6,783, respectively.)	$512,280	$587,117
Payable for investments and cash equivalents purchased	550,795	419,662
Distributions payable	17,327	17,327
Management fee payable	5,971	6,747
Performance-based incentive fee payable	—	4,281
Interest payable	3,301	3,678
Administrative services payable	1,086	2,757
Other liabilities and accrued expenses	2,511	2,440

Total liabilities	$1,093,271	$1,044,009

Commitments and contingencies

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 42,260,826 and 42,260,826 shares issued and outstanding, respectively	$423	$423
Paid-in capital in excess of par	988,792	988,792
Accumulated distributable net loss	(139,412)	(83,335)

Total net assets	$849,803	$905,880

Net Asset Value Per Share	$20.11	$21.44

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except share amounts)

	Three months ended
	June 30, 2020	June 30, 2019
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$20,573	$26,848
Companies more than 25% owned	1,339	1,342
Dividends:
Companies less than 5% owned	10	10
Companies more than 25% owned	6,215	8,747
Other income:
Companies less than 5% owned	485	1,731
Companies more than 25% owned	3	4

Total investment income	$28,625	$38,682

EXPENSES:
Management fees	$5,971	$6,727
Performance-based incentive fees	—	4,608
Interest and other credit facility expenses	6,623	7,101
Administrative services expense	1,148	1,293
Other general and administrative expenses	682	521
Total expenses	14,424	20,250

Net investment income	$14,201	$18,432

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS, DEBT AND UNFUNDED COMMITMENTS:
Net realized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	$(24,794)	$202
Companies more than 25% owned	—	(98)

Net realized gain (loss) on investments and cash equivalents	(24,794)	104

Net change in unrealized gain (loss) on investments, cash equivalents and unfunded commitments and net change in unrealized (gain) loss on debt:
Companies less than 5% owned	47,491	(2,356)
Companies more than 25% owned	25,787	3,451
Debt	(9,000)	—
Unfunded commitments	361	—

Net change in unrealized gain (loss) on investments, cash equivalents, debt and unfunded commitments	64,639	1,095

Net realized and unrealized gain on investments, cash equivalents, debt and unfunded commitments	39,845	1,199
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$54,046	$19,631

EARNINGS PER SHARE	$1.28	$0.46

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests directly and indirectly in leveraged, U. S. middle market companies in the form of cash flow senior secured loans including first lien and second lien debt instruments and asset-based loans including senior secured loans collateralized on a first lien basis primarily by current assets.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of our future performance, financial condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies and the global economy. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with The Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein, unless required to do so by applicable law.

Contact
Solar Capital Ltd.
Investor Relations
(646) 308-8770